Exhibit 10.30

INFORMATION SERVICES GROUP, INC.

MANAGEMENT STOCK PURCHASE AGREEMENT

This Management Stock Purchase Agreement (this “Agreement”) is made as of December 21, 2006, by and between Information Services Group, Inc., a Delaware corporation (the “Company”), and Oenoke Partners, LLC, a Delaware limited liability company (“Purchaser”).

1.                                       Purchase and Sale of Stock. Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to Purchaser, an aggregate of 703,125 shares of Common Stock of the Company (the “Stock”) at a purchase price equal to $0.001 per share, for an aggregate purchase price of $703.13, payable in cash. The closing hereunder, including payment for and delivery of the Stock shall occur at the offices of the Company immediately following the execution of this Agreement, or at such other time and place as the parties may mutually agree.

2.                                       Redemption. Purchaser hereby agrees that, on a date that is within the five-day period following the date upon which the overallotment option of the Company’s underwriters (as described in the Company’s Registration Statement on Form S-1, as amended, No. 333-136536 (together with any registration statement filed pursuant to Rule 462(b)) expires or is terminated, the Purchaser will promptly sell to the Company, and the Company shall repurchase from the Purchaser, at a price per share equal to $0.001, in cash, the number of shares of Stock determined by multiplying (i) 703,125 by (ii) a fraction, the numerator of which is (A) 2,812,500 minus (B) the number of shares of common stock of the Company purchased by the Company’s underwriters upon the exercise of the above-described overallotment option, and the denominator of which is 2,812,500.

3.                                       Limitations on Transfer. Purchaser shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the shares of Stock except in compliance with the provisions herein and applicable securities laws. The Company shall not be required (a) to transfer on its books any shares of Stock of the Company which shall have been transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred. Purchaser hereby further acknowledges that Purchaser may be required to hold the Stock purchased hereunder indefinitely. During the period of time during which the Purchaser holds the Stock, the value of the Stock may increase or decrease, and any risk associated with such Stock and such fluctuation in value shall be borne by the Purchaser.

4.                                       Restrictive Legends. All certificates representing the Stock shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):

(a)                                  “IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES

HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.”

(b)                                 “THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.”

5.                                       Registration Rights. Purchaser (and its assignees and transferees) shall be granted certain registration rights pursuant to a Registration Rights Agreement reasonably acceptable to the Purchaser and the Company.

6.                                       Investment Representations. In connection with the purchase of the Stock, Purchaser represents to the Company the following:

(a)                                  Purchaser is aware of the Company’s business affairs and financial condition and has sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Stock. Purchaser is purchasing the Stock for investment for Purchaser’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Act”).

(b)                                 Purchaser understands that the shares of Stock have not been registered under the Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.

(c)                                  Purchaser further acknowledges and understands that the Stock must be held indefinitely unless the Stock is subsequently registered under the Act or an exemption from such registration is available. Purchaser understands that the certificate evidencing the Stock will be imprinted with a legend which prohibits the transfer of the Stock unless the Stock is registered or such registration is not required in the opinion of counsel for the Company.

(d)                                 Purchaser warrants and represents that Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Act.

(e)                                  Purchaser further warrants and represents that Purchaser has either (i) preexisting personal or business relationships, with the Company or any of its officers, directors or controlling persons, or (ii) the capacity to protect his own interests in connection with the purchase of the Stock by virtue of the business or financial expertise of himself or of professional advisors to Purchaser who are unaffiliated with and who are not compensated by the Company or any of its affiliates, directly or indirectly.

7.                                       Miscellaneous.

(a)                                  Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:  (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, and if not during normal business hours of the recipient, then on the next business day, (iii) five (5) calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the other party hereto at such party’s address hereinafter set forth on the signature page hereof, or at such other address as such party may designate by ten (10) days advance written notice to the other party hereto.

(b)                                 Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser, Purchaser’s successors, and assigns.

(c)                                  Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company’s principal place of business.

(d)                                 Further Execution. The parties agree to take all such further action(s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

(e)                                  Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

(f)                                    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(g)                                 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

[Signatures on following page]

In Witness Whereof, the parties hereto have executed this Agreement as of the day and year first above written.

Information Services Group, Inc.

By:	/s/ Michael Connors
Michael Connors
Chief Executive Officer

Address: Four Stamford Plaza
725 Oenoke Ridge Road
New Canaan, CT 06840

Oenoke Partners, LLC

By:	/s/ Michael Connors
Michael Connors
Managing Member

Address: Four Stamford Plaza
725 Oenoke Ridge Road
New Canaan, CT 06840